Exhibit 99.1

Vantage Energy Acquisition Corp. Announces the Termination of the Acquisition of Williston Basin Assets from QEP Resources

Denver, Colorado, February 20, 2019 - Vantage Energy Acquisition Corp. (“VEAC”) (NASDAQ: VEAC, VEACU, VEACW), an energy-focused special purpose acquisition company, today announced that, given the deterioration in commodity prices and that it was unlikely that the conditions to closing would be satisfied, VEAC and QEP Energy Company, a wholly owned subsidiary of QEP Resources, Inc. (collectively, “QEP”), have entered into an agreement to terminate the pending acquisition by VEAC of QEP’s Williston Basin assets under the Purchase and Sale Agreement dated November 6, 2018, effective immediately.

About Vantage Energy Acquisition Corp.

Vantage Energy Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About QEP Resources, Inc.

QEP Resources, Inc. (NYSE: QEP) is an independent crude oil and natural gas exploration and production company with operations in two regions of the United States: the Southern Region (Texas) and the Northern Region (primarily North Dakota).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing VEAC’s or QEP’s views as of any subsequent date, and VEAC and QEP do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.